Exhibit 32.2

Certification Of

Principal Financial Officer

Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Trevena, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry Shin, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Dated:	November 14, 2023	/s/ BARRY SHIN
Barry Shin
Chief Financial Officer

This certification accompanies the Report and shall not be deemed “filed” by the Company with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.